ALEXANDER & BALDWIN, INC.
                 ONE-YEAR PERFORMANCE IMPROVEMENT INCENTIVE PLAN


                                  AMENDMENT NO. 3
                                  ---------------


         The Alexander & Baldwin, Inc. One-Year Performance Improvement Incentive Plan, as restated effective October 22, 1992 (the "Plan"), is hereby amended, effective as of January 1, 2006, as follows:

         1. Section III.A of the Plan is hereby amended by replacing it in its entirety with the following:

         "Employees must have served in an eligible assignment for the full Plan Year to be eligible for an award. A Plan Year is a calendar year. An eligible assignment is a job categorized as the A&B CEO, Band A, or Band B under the Company's job evaluation program."

         2. Section V.A of the Plan is hereby amended by replacing it in its entirety with the following:

         "Each participant's maximum award under this Plan will be established to reflect the impact of the participant's position upon the Company results determined on the basis of the Company's job evaluation program."

         3. Except as modified by this Amendment, all terms and provisions of the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment to be executed on its behalf by its duly authorized officers on this 7th day of December, 2005.


                                   ALEXANDER & BALDWIN, INC.


                                   By /s/ Ruthann S. Yamanaka
                                      --------------------------------
                                      Its Vice President


                                   By /s/ Alyson J. Nakamura
                                      --------------------------------
                                      Its Secretary